Exhibit 99.1

pressrelease
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@diebold.com	steve.virostek@diebold.com

FOR IMMEDIATE RELEASE:
Feb. 14, 2017

DIEBOLD NIXDORF REPORTS 2016 FOURTH QUARTER, FULL-YEAR FINANCIAL RESULTS

•	Q4 GAAP revenue increased 103.7% to $1.2 billion; full-year GAAP revenue increased 37.1% to $3.3 billion

•	Q4 GAAP EPS attributable to Diebold Nixdorf was a loss of $1.04, or earnings of $0.32 on a non-GAAP basis

•	Full-year GAAP EPS attributable to Diebold Nixdorf was a loss of $0.48, or earnings of $1.06 on a non-GAAP basis

•	Net cash provided by operating activities was $225.7 million in Q4 and $39.0 million for the full year; free cash flow was $210.1 million in Q4 and a use of cash of $0.5 million for the full year

•	Results include the impact of the Wincor Nixdorf acquisition, which closed Aug. 15, 2016

•	Company introduces outlook for 2017

NORTH CANTON, Ohio - Diebold Nixdorf, Incorporated (NYSE: DBD) today reported its 2016 fourth quarter and full-year financial results.

“Our fourth quarter profits were in line with our previous guidance. Additionally, I'm pleased with our strong free cash flow performance during the period, which is a testament to our collaborative teamwork during the first full quarter for our newly combined company," said Andy W. Mattes, chief executive officer, Diebold Nixdorf. “Reflecting on 2016, it was a year of tremendous strategic achievements, in which we took major steps to accelerate our transformation and reshape our business portfolio while increasing our scale, power to innovate, geographic footprint and customer reach.
“For 2017, we are focused on realizing our potential and delivering on our synergy goals," Mattes continued. "We enter the year leveraging a stronger, fully aligned global sales force, and a solid solutions portfolio with ample opportunity to succeed in the dynamic financial and retail markets.”
Business Highlights

•	Booked an award for 4,000 ATMs and related software with an independent ATM deployer in North America, following an earlier award for ProFlex 4 software licenses and professional services work

•	Provided 1,200 new automated teller machines (ATMs) with advanced bill payment and contactless functionality to Raiffeisen Bank Group, Austria's largest financial institution

•	Awarded an extensive contract for systems, software and services by CB Bank in Myanmar to expand its self-service cash offerings throughout the country

•	Piloting advanced predictive maintenance analytics with Banco Popular, the largest bank in Puerto Rico, to increase operational efficiency and improve consumer touchpoint visibility

•	Initiated a testing program exploring the benefits of beacon technology for the future of consumer transactions with Cuscal Limited, Australia’s leading independent payment solutions provider

•	Won a competitive bid to furnish 1,600 POS terminals and end-to-end managed services to a French home improvement retailer

Financial Results of Operations
On Feb. 1, 2016, the company completed the divestiture of its North America electronic security business to Securitas AB. As a result, North America electronic security financial results and the gain of the sale are reported as discontinued operations. Unless otherwise indicated, the following commentary pertains to continuing operations.

On Aug. 15, 2016, the company completed the acquisition of Wincor Nixdorf and, as a result, comparisons to prior periods are materially affected. Financial results for the fourth quarter and the next several reporting periods include acquisition-related items that will significantly impact reported results.

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Revenue
Total revenue for the fourth quarter 2016 was $1.2 billion, an increase of $633.0 million or 103.7% from the prior-year period, and an increase of 104.0% in constant currency, as a result of the acquisition of Wincor Nixdorf.
Total service revenue increased 90.2%, while total product revenue increased 122.2%.

Financial self-service revenue increased 66.0%, or 66.5% in constant currency, driven primarily by the acquisition. Retail revenue was $264.5 million and security revenue was $74.9 million.

Gross Margin
Total gross margin for the fourth quarter 2016 was 18.5%, a decrease of 9.6 percentage points from the fourth quarter 2015. The lower margin was driven primarily by restructuring charges of $21.4 million and non-routine expenses of $53.2 million, consisting primarily of acquisition and integration costs, as well as the impact of purchase accounting. Product margin decreased by 6.3 percentage points, while service margin decreased 11.4 percentage points.

Operating Margin
Total operating expenses were $307.9 million, or 24.8% of revenue, for the fourth quarter 2016, compared with $146.4 million, or 24.0% of revenue, in the fourth quarter 2015. Operating expenses in the fourth quarter 2016 included restructuring charges of $25.2 million and non-routine charges of $46.4 million, consisting primarily of acquisition and integration costs, as well as the impact of purchase accounting. The fourth quarter 2015 included restructuring charges of $3.0 million and non-routine expense of $22.7 million.

Operating profit was $(77.7) million, or (6.2)% of revenue in the fourth quarter 2016, compared with operating profit of $25.2 million, or 4.1% of revenue, in the fourth quarter 2015. Non-GAAP operating profit in the fourth quarter 2016 was $68.5 million, or 5.5% of revenue, compared with $50.7 million, or 8.3% of revenue, in the fourth quarter 2015.

Income Tax
The effective tax rate for the three months ended December 31, 2016 was 30.6%, compared with a benefit of 18.3% for the same period of 2015.

Income (Loss) from Continuing Operations, Net of Tax
Net loss attributable to Diebold Nixdorf, net of tax, was $(77.8) million, or (6.3)% of revenue, in the fourth quarter 2016, compared with net income attributable to Diebold Nixdorf of $32.6 million, or 5.3% of revenue, in the fourth quarter 2015.

Net income (loss) was $(73.4) million or (5.9)% of revenue, in the fourth quarter 2016, compared with net income of $34.3 million, or 5.6%, in the fourth quarter 2015.  Adjusted EBITDA was $105.3 million, or 8.5% of revenue, in the fourth quarter 2016, compared with $67.9 million, or 11.1% of revenue, in the fourth quarter 2015.

Balance Sheet, Cash Flow
The company's cash, cash equivalents and short-term investments were $716.8 million and $353.5 million at
December 31, 2016 and December 31, 2015, respectively. The company's combined notes payable and long-term debt (Debt Instruments) were $1,798.3 million and $638.2 million at December 31, 2016 and December 31, 2015, respectively.

The company's net debt was $1,081.5 million at December 31, 2016, an increase of $796.8 million from December 31, 2015. The increase in net debt was primarily attributable to debt incurred for the acquisition of
Wincor Nixdorf. The company's net debt to capital ratio was 45.3% at December 31, 2016, and 27.1% at December 31, 2015.

Net cash flow from operating activities in the fourth quarter 2016 was $225.7 million, an increase of $71.5 million from the fourth quarter 2015. Free cash flow in the fourth quarter 2016 was $210.1 million, an increase of $67.6 million from the fourth quarter 2015.

As previously disclosed, the company paid down $200 million of its U.S. dollar Term Loan B facility on Nov. 7, 2016.

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Full-year 2017 Outlook (continuing operations)
Diebold Nixdorf expects full-year 2017 revenue to be in the range of $5.0 billion to $5.1 billion, net loss in the range of $55 million to $30 million, and adjusted EBITDA in the range of $440 million to $470 million. The company also expects earnings per share of approximately $(0.70) to $(0.40), or $1.40 to $1.70 on a non-GAAP basis, and a non-GAAP effective tax rate1 of approximately 30% for the full year. Restructuring charges and non-routine expense include M&A and legal fees.

2017 Outlook
Total Revenue	$5.0B - $5.1B
Net Income (Loss)	$(55 million) - $(30 million)
Adjusted EBITDA	$440 million - $470 million
2017 EPS (GAAP)	$(0.70) - $(0.40)
Restructuring	~ 0.45
Non-routine (income)/expense
Acquisition, divestiture and integration fees	~ 0.65
Wincor Nixdorf purchase accounting adjustments	~ 1.90
Total non-routine (income)/expense	~ 2.55
Tax impact of restructuring and non-routine (income)/expense items	~ (0.90)
Total Adjusted EPS (non-GAAP measure)	$1.40 - $1.70

1 - With respect to the company’s non-GAAP tax rate outlook for 2017, we are not providing the most directly comparable GAAP financial measure or corresponding reconciliation because we are unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP tax rate excludes primarily the future impact of restructuring actions, net non-routine items, acquisition, divestiture and integration related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our future period tax rate calculated and presented in accordance with GAAP. Please see “Use of Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on Diebold Nixdorf's Investor Relations website. Andy W. Mattes, chief executive officer, and Christopher A. Chapman, senior vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf is a world leader in enabling connected commerce for millions of consumers each day across the financial and retail industries. Its software-defined solutions bridge the physical and digital worlds of cash and consumer transactions conveniently, securely and efficiently. As an innovation partner for nearly all of the world’s top 100 financial institutions and a majority of the top 25 global retailers, Diebold Nixdorf delivers unparalleled services and technology that are essential to evolve in an ‘always on’ and changing consumer landscape.
Diebold Nixdorf has a presence in more than 130 countries with approximately 25,000 employees worldwide. The organization maintains corporate offices in North Canton, Ohio, USA and Paderborn, Germany. Shares are traded on the New York and Frankfurt Stock Exchanges under the symbol ‘DBD’. Visit www.DieboldNixdorf.com for more information.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net investment/(debt), EBITDA, adjusted EBITDA, non-GAAP effective tax rate and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business,

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consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of issuance of our credit agreement and 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures".

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact and outcome of the review of the business combination with Diebold Nixdorf, AG by the Competition and Markets Authority in the United Kingdom; the implementation, ultimate impact and outcome of the domination and profit and loss transfer agreement with Diebold Nixdorf, AG including that its effectiveness may be delayed as a result of litigation or otherwise; the ultimate outcome and results of integrating the operations of the company and Diebold Nixdorf, AG; the ultimate outcome of the company’s pricing, operating and tax strategies applied to Diebold Nixdorf, AG and the ultimate ability to realize synergies; the company's ability to successfully launch and operate its joint ventures in China with the Inspur Group and Aisino Corp.; changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations; global economic conditions, including any additional deterioration and disruption in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit; the finalization of the company's financial statements for the periods discussed in this release; the acceptance of the company's product and technology introductions in the marketplace; competitive pressures, including pricing pressures and technological developments; changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures; the effect of legislative and regulatory actions in the United States and internationally and the company’s ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations; the impact of the company's strategic initiatives; the company's ability to maintain effective internal controls; changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes; unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments, including but not limited to the company's Brazil tax dispute; potential security violations to the company's information technology systems; the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in healthcare costs, including those that may result from government action; the amount and timing of repurchases of the company's common shares, if any; and the company's ability to achieve benefits from its cost-reduction initiatives and other strategic changes, including its multi-year realignment plan and other restructuring actions, as well as its business process outsourcing initiative; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the Registration Statement on Form S-4 filed in connection with the business combination with Wincor Nixdorf (now known as Diebold Nixdorf, AG) and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Fourth Quarter Revenue Summary by Service, Product and Segment

(Dollars In Millions)			% Change	% Change Constant Currency
	Q4 2016	Q4 2015
Financial self-service
Services	$494.8	$301.7	64.0%	63.6%
Products	395.4	234.5	68.6%	70.3%
Total financial self-service	890.2	536.2	66.0%	66.5%
Retail
Services	125.2	—	N/M	N/M
Products	139.3	—	N/M	N/M
Total retail	264.5	—	N/M	N/M
Security
Services	52.0	51.6	0.8%	(0.4)%
Products	22.9	22.0	4.1%	5.0%
Total security	74.9	73.6	1.8%	1.1%
Brazil other	13.8	0.6	N/M	N/M
Total revenue	$1,243.4	$610.4	103.7%	104.0%

Revenue summary by segment			% Change	% Change Constant Currency
	Q4 2016	Q4 2015
NA	$285.9	$262.7	8.8%	8.8%
AP	165.5	112.2	47.5%	52.5%
EMEA	617.8	110.6	458.6%	479.5%
LA	174.2	124.9	39.5%	32.4%
Total revenue	$1,243.4	$610.4	103.7%	104.0%

Full-Year Revenue Summary by Service, Product and Segment

(Dollars In Millions)			% Change	% Change Constant Currency
	YTD 12/31/2016	YTD 12/31/2015
Financial self-service
Services	$1,504.0	$1,185.0	26.9%	29.5%
Products	1,022.5	923.7	10.7%	13.8%
Total financial self-service	2,526.5	2,108.7	19.8%	22.7%
Retail
Services	202.5	—	N/M	N/M
Products	235.6	—	N/M	N/M
Total retail	438.1	—	N/M	N/M
Security
Services	201.4	209.3	(3.8)%	(3.5)%
Products	72.0	83.5	(13.8)%	(13.3)%
Total security	273.4	292.8	(6.6)%	(6.2)%
Brazil other	78.3	17.8	N/M	N/M
Total revenue	$3,316.3	$2,419.3	37.1%	40.1%

Revenue summary by segment			% Change	% Change Constant Currency
	YTD 12/31/2016	YTD 12/31/2015
NA	$1,118.2	$1,094.5	2.2%	2.5%
AP	470.0	439.6	6.9%	11.8%
EMEA	1,181.2	393.1	200.5%	212.9%
LA	546.9	492.1	11.1%	14.3%
Total revenue	$3,316.3	$2,419.3	37.1%	40.1%

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DIEBOLD NIXDORF, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS EXCEPT EARNINGS PER SHARE)

	Q4 2016	Q4 2015	YTD 12/31/2016	YTD 12/31/2015
Net sales
Services	$672.0	$353.3	$1,907.9	$1,394.2
Products	571.4	257.1	1,408.4	1,025.1
Total	1,243.4	610.4	3,316.3	2,419.3
Cost of sales
Services	520.5	233.5	1,373.1	932.8
Products	492.7	205.3	1,221.5	834.5
Total	1,013.2	438.8	2,594.6	1,767.3
Gross profit	230.2	171.6	721.7	652.0
Gross margin	18.5%	28.1%	21.8%	26.9%
Operating expenses
Selling and administrative expense	254.8	125.0	761.2	488.2
Research, development and engineering expense	42.8	20.6	110.2	86.9
Impairment of assets	9.8	—	9.8	18.9
Gain (loss) on sale of assets, net	0.5	0.8	0.3	(0.6)
Total	307.9	146.4	881.5	593.4
Percent of net sales	24.8%	24.0%	26.6%	24.5%
Operating profit (loss)	(77.7)	25.2	(159.8)	58.6
Operating margin	(6.2)%	4.1%	(4.8)%	2.4%
Other income (expense)
Interest income	5.0	5.4	21.5	26.0
Interest expense	(33.2)	(8.4)	(101.4)	(32.5)
Foreign exchange gain (loss), net	(0.5)	(0.8)	(2.1)	(10.0)
Miscellaneous, net	(0.1)	5.4	3.5	3.7
Other income (expense), net	(28.8)	1.6	(78.5)	(12.8)
Income (loss) from continuing operations before taxes	(106.5)	26.8	(238.3)	45.8
Income tax (benefit) expense	(33.1)	(4.9)	(67.6)	(13.7)
Income (loss) from continuing operations, net of tax	(73.4)	31.7	(170.7)	59.5
Income (loss) from discontinued operations, net of tax	—	2.6	143.7	15.9
Net income (loss)	(73.4)	34.3	(27.0)	75.4
Net income attributable to noncontrolling interests, net of tax	4.4	1.7	6.0	1.7
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(77.8)	$32.6	$(33.0)	$73.7

Basic weighted-average shares outstanding	75.1	65.0	69.1	64.9
Diluted weighted-average shares outstanding	75.1	65.7	69.1	65.6

Amounts attributable to Diebold Nixdorf, Incorporated
Income (loss) before discontinued operations, net of tax	$(77.8)	$30.0	$(176.7)	$57.8
Income (loss) from discontinued operations, net of tax	—	2.6	143.7	15.9
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(77.8)	$32.6	$(33.0)	$73.7

Basic earnings (loss) per share
Income (loss) before discontinued operations, net of tax	$(1.04)	$0.46	$(2.56)	$0.89
Income (loss) from discontinued operations, net of tax	—	0.04	2.08	0.24
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(1.04)	$0.50	$(0.48)	$1.13

Diluted earnings (loss) per share
Income (loss) before discontinued operations, net of tax	$(1.04)	$0.46	$(2.56)	$0.88
Income (loss) from discontinued operations, net of tax	—	0.04	2.08	0.24
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(1.04)	$0.50	$(0.48)	$1.12

Cash dividends declared and paid per share	$0.10	$0.2875	$0.9625	$1.15

DIEBOLD NIXDORF, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	12/31/2016	12/31/2015

ASSETS
Current assets
Cash and cash equivalents	$652.7	$313.6
Short-term investments	64.1	39.9
Trade receivables, less allowances for doubtful accounts	835.9	413.9
Inventories	737.7	369.3
Current assets held for sale	—	148.2
Other current assets	329.2	358.7
Total current assets	2,619.6	1,643.6

Securities and other investments	94.7	85.2
Property, plant and equipment, net	387.0	175.3
Goodwill	998.3	161.5
Intangible assets, net	772.9	67.5
Other assets	397.8	109.3
Total assets	$5,270.3	$2,242.4

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$106.9	$32.0
Accounts payable	560.5	281.7
Current liabilities held for sale	—	49.4
Other current liabilities	1,157.1	592.7
Total current liabilities	1,824.5	955.8

Long-term debt	1,691.4	606.2
Long-term liabilities	685.5	244.9

Redeemable noncontrolling interests	44.1	—

Total Diebold Nixdorf, Incorporated shareholders' equity	591.4	412.4
Noncontrolling interests	433.4	23.1
Total equity	1,024.8	435.5
Total liabilities, redeemable noncontrolling interests and equity	$5,270.3	$2,242.4

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DIEBOLD NIXDORF, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 12/31/2016	YTD 12/31/2015
Cash flow from operating activities
Net income (loss)	$(27.0)	$75.4
Income (loss) from discontinued operations, net of tax	143.7	15.9
Income (loss) from continuing operations, net of tax	(170.7)	59.5
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	134.8	64.0
Impairment of assets	9.8	18.9
Devaluation of Venezuelan balance sheet	—	7.5
Gain on foreign currency option and forward contracts, net	(9.3)	(7.0)
Other	17.5	11.3

Cash flow from changes in certain assets and liabilities, net of the effects of acquisitions
Trade receivables	100.9	(56.4)
Inventories	124.3	(51.2)
Accounts payable	(112.1)	57.6
Refundable income taxes	(67.3)	(6.3)
Deferred revenue	61.6	(14.7)
Deferred income taxes	(94.6)	(40.1)
Certain other assets and liabilities	44.1	(11.5)
Net cash provided by operating activities - continuing operations	39.0	31.6
Net cash provided (used) by operating activities - discontinued operations	(10.6)	5.1
Net cash provided by operating activities	28.4	36.7

Cash flow from investing activities
Payments for acquisitions, net of cash acquired	(884.6)	(59.4)
Net investment activity	(2.3)	50.6
Capital expenditures	(39.5)	(52.3)
Increase in certain other assets	3.1	(1.3)
Net cash provided (used) by investing activities - continuing operations	(923.3)	(62.4)
Net cash provided (used) by investing activities - discontinued operations	361.9	(2.5)
Net cash provided (used) by investing activities	(561.4)	(64.9)

Cash flow from financing activities
Dividends paid	(64.6)	(75.6)
Net debt borrowings	958.0	116.9
Repurchase of common shares	(2.2)	(3.0)
Other	(9.6)	3.9
Net cash provided (used) by financing activities - continuing operations	881.6	42.2
Net cash provided (used) by financing activities - discontinued operations	—	—
Net cash provided (used) by financing activities	881.6	42.2
Effect of exchange rate changes on cash	(8.0)	(23.9)

Increase (decrease) in cash and cash equivalents	340.6	(9.9)
Add: Cash overdraft included in assets held for sale at beginning of year	(1.5)	(4.1)
Less: Cash overdraft included in assets held for sale at end of year	—	(1.5)
Cash and cash equivalents at the beginning of the year	313.6	326.1
Cash and cash equivalents at the end of the year	$652.7	$313.6

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, free cash flow/(use) and net investment/(debt).

1.	Profit/loss summary (Dollars in millions):

	Q4 2016						Q4 2015
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$1,243.4	$230.2	18.5%	$307.9	$(77.7)	(6.2)%	$610.4	$171.6	28.1%	$146.4	$25.2	4.1%
Restructuring	—	21.4		(25.2)	46.6		—	0.5		(3.0)	3.5
Non-routine income/expense:
Phoenix trade name impairment	—	—		(4.8)	4.8		—	—		—	—
Software impairment	—	—		(5.1)	5.1		—	—		—	—
Venezuela divestiture	—	—		0.5	(0.5)		—	—		—	—
Legal, indemnification and professional fees	—	—		(0.1)	0.1		—	—		(4.2)	4.2
Acquisition,divestiture and integration expenses	—	0.1		(18.2)	18.3		—	—		(18.5)	18.5
Brazil indirect tax	—	(2.2)		—	(2.2)		—	(0.7)		—	(0.7)
Wincor Nixdorf purchase accounting adjustments	11.3	55.3		(18.9)	74.2		—	—		—	—
Other	—	—		0.2	(0.2)		—			—	—
Non-routine expenses, net	11.3	53.2		(46.4)	99.6		—	(0.7)		(22.7)	22.0
Non-GAAP results	$1,254.7	$304.8	24.3%	$236.3	$68.5	5.5%	$610.4	$171.4	28.1%	$120.7	$50.7	8.3%

	YTD 12/31/2016						YTD 12/31/2015
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$3,316.3	$721.7	21.8%	$881.5	$(159.8)	(4.8)%	$2,419.3	$652.0	26.9%	$593.4	$58.6	2.4%
Restructuring	—	25.6		(33.8)	59.4		—	4.5		(16.7)	21.2
Non-routine income/expense:
Phoenix trade name impairment	—	—		(4.8)	4.8		—	—		—	—
Software impairment	—	—		(5.1)	5.1		—	—		(9.1)	9.1
Venezuela divestiture	—	—		2.3	(2.3)		—	—		(9.7)	9.7
Legal, indemnification and professional fees	—	—		(5.5)	5.5		—	—		(14.7)	14.7
Acquisition,divestiture and integration expenses	—	0.6		(118.3)	118.9		—	—		(21.1)	21.1
Brazil indirect tax	—	(1.3)		—	(1.3)		—	0.2		—	0.2
Wincor Nixdorf purchase accounting adjustments	16.2	98.9		(29.7)	128.6		—	—		—	—
Other	—	(0.1)		0.1	(0.2)		—	—		(0.5)	0.5
Non-routine expenses, net	16.2	98.1		(161.0)	259.1		—	0.2		(55.1)	55.3
Non-GAAP results	3,332.5	$845.4	25.4%	$686.7	$158.7	4.8%	$2,419.3	$656.7	27.1%	$521.6	$135.1	5.6%
Wincor Nixdorf pro forma	1,652.0
Diebold Nixdorf pro forma	$4,984.5

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Restructuring also includes the legacy Wincor Nixdorf Delta Program designed to hasten the expansion of software and services to further enhance profitability of the company. Non-routine income/expense relate to the company's decision to exit its Venezuela joint venture, non-cash impairments associated with legacy Diebold software and the Phoenix trade name following the acquisitions of Wincor Nixdorf and Phoenix Interactive Design, legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor, acquisition and divestiture fees, including incremental interest related to the debt incurred prior to closing the acquisition of Wincor Nixdorf, and ongoing interest charges related to the Brazil indirect tax matter. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of deferred revenue, inventory and intangible asset charges as management

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believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. We also present Wincor Nixdorf pro forma revenue for the period January 1st - August 14th 2016 as reported under IFRS and converted into USD based on our monthly rates. Diebold Nixdorf pro forma reflects the non-GAAP revenue of Diebold Nixdorf combined with the pre-acquisition IFRS revenue of Wincor Nixdorf.

2. Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA measures (Dollars in millions):

	Q4 2016	Q4 2015	YTD 12/31/2016	YTD 12/31/2015
Net income (loss)	$(73.4)	$34.3	$(27.0)	$75.4
Income tax (benefit) expense	(33.1)	(4.9)	(67.6)	(13.7)
Interest income	(5.0)	(5.4)	(21.5)	(26.0)
Interest expense	33.2	8.4	101.4	32.5
Depreciation and amortization	60.5	15.7	134.8	64.0
EBITDA	(17.8)	48.1	120.1	132.2
Income from discontinued operations, net of tax	—	(2.6)	(143.7)	(15.9)
Share-based compensation	8.0	1.5	22.2	12.4
Foreign exchange loss, net	0.5	0.8	2.1	10.0
Miscellaneous, net	0.1	(5.4)	(3.5)	(3.7)
Restructuring expenses	46.6	3.5	59.4	21.2
Non-routine expenses, net	67.9	22.0	209.5	55.3
Adjusted EBITDA	$105.3	$67.9	$266.1	$211.5
Adjusted EBITDA % revenue	8.5%	11.1%	8.0%	8.7%
Wincor Nixdorf pro forma			133.0
Diebold Nixdorf pro forma			$399.1

We define EBITDA as net income (loss) excluding income tax (benefit) expense, net interest, and depreciation and amortization expense. We define Adjusted EBITDA as EBITDA before the effect of the following items: income from discontinued operations, net of tax, share-based compensation, foreign exchange loss, net, other income (expense) miscellaneous, net, restructuring expense, and non-routine expenses, net as outlined in Note 1 of the non-GAAP measures. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP. We also present Wincor Nixdorf pro forma Adjusted EBITDA for the periods January 1st - August 14th 2016 to facilitate future comparisons. Diebold Nixdorf pro forma reflects the Adjusted EBITDA of Diebold Nixdorf combined with the pre-acquisition Adjusted EBITDA of Wincor Nixdorf.

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3. Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q4 2016	Q4 2015	YTD 12/31/2016	YTD 12/31/2015
Total diluted EPS from the income (loss) from continuing operations, net of tax (GAAP measure)	$(1.04)	$0.46	$(2.56)	$0.88
Restructuring	0.61	0.05	0.85	0.32
Non-routine (income)/expense:
Phoenix trade name impairment	0.06	—	0.07	—
Software impairment	0.07	—	0.07	0.14
Venezuela divestiture	(0.01)	—	(0.03)	0.11
Venezuela devaluation	—	—	—	0.10
Legal, indemnification and professional fees	—	0.06	0.08	0.22
Acquisition, divestiture and integration expense	0.24	0.30	2.27	0.34
Acquisition related hedging (income)/expense	—	(0.11)	(0.13)	(0.11)
Wincor Nixdorf purchase accounting adjustments	0.98	—	1.85	—
Brazil indirect tax	(0.03)	(0.01)	(0.02)	—
Other	0.02	0.01	0.01	0.01
Total non-routine (income)/expense	1.33	0.25	4.17	0.81
Tax impact (inclusive of allocation of discrete tax items)	(0.58)	(0.06)	(1.38)	(0.43)
Total adjusted EPS (non-GAAP measure)	$0.32	$0.70	$1.08	$1.58
EPS (non-GAAP) - Discontinued Operations	$—	$0.04	$(0.02)	$0.24
EPS (non-GAAP) - Including Discontinued Operations	$0.32	$0.74	$1.06	$1.82

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Restructuring also includes the legacy Wincor Nixdorf Delta Program designed to hasten the expansion of software and services to further enhance profitability of the company. Non-routine income/expense relate to the company's decision to exit its Venezuela joint venture, a non-cash impairment associated with legacy Diebold software following the acquisition of Phoenix Interactive Design, legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor, acquisition and divestiture fees, including incremental interest related to the debt incurred prior to closing the acquisition of Wincor Nixdorf, and ongoing interest charges related to the Brazil indirect tax matter. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of deferred revenue, inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. The tax impact (inclusive of allocation of discrete tax items) aggregates the tax effects of the aforementioned adjustments above.

4. Free cash flow/(use) from continuing operations is calculated as follows (Dollars in millions):

	Q4 2016	Q4 2015	YTD 12/31/2016	YTD 12/31/2015
Net cash provided by operating activities (GAAP measure)	$225.7	$154.2	$39.0	$31.6
Capital expenditures (GAAP measure)	(15.6)	(11.7)	(39.5)	(52.3)
Free cash flow/(use) (non-GAAP measure)	$210.1	$142.5	$(0.5)	$(20.7)

We define free cash flow use as net cash (used) provided by operating activities less capital expenditures. We consider free cash flow use to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, and paying dividends.

5. Net debt is calculated as follows (Dollars in millions):

	12/31/2016	12/31/2015
Cash, cash equivalents and short-term investments (GAAP measure)	$716.8	$353.5
Debt instruments	(1,798.3)	(638.2)
Net debt (non-GAAP measure)	$(1,081.5)	$(284.7)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 80% of the company's cash, cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

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PR/17-3812

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